UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 14, 2006

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Change in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Forest Oil Corporation (“Forest”) has dismissed KPMG LLP (“KPMG”) as Forest’s independent registered public accounting firm and engaged Ernst & Young LLP (“Ernst & Young”) as its new independent registered public accounting firm.  As described below, the change in independent public accounting firms is not the result of any disagreement with KPMG.

Item 4.01(a)  Previous Independent Accountants

(i)   On August 14, 2006, the Audit Committee (the “Audit Committee”) of the Board of Directors of Forest (the “Board”) dismissed KPMG as Forest’s independent registered public accounting firm.  The Audit Committee’s decision to dismiss KPMG was approved and ratified by the Executive Committee of the Board.

(ii)  The reports of KPMG on the consolidated financial statements for Forest’s two most recent fiscal years ended December 31, 2004 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) In connection with its audits for the years ended December 31, 2004 and December 31, 2005 and in the subsequent interim period through August 14, 2006 there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in connection with its reports on the financial statements for such years or (2) reportable events.

(iv)Forest has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.   A copy of KPMG’s letter is attached as Exhibit 16.1.

Item 4.01(b)  New Independent Accountants

On August 14, 2006, the Audit Committee engaged Ernst & Young as Forest’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and to perform procedures related to the financial statements to be included in Forest’s quarterly report on Form 10-Q, beginning with, and including, the quarter ending September 30, 2006.   The Audit Committee made the decision to engage Ernst & Young and that decision was approved and ratified by the Executive Committee of the Board.   Forest has not consulted with Ernst & Young during its two most recent fiscal years ended December 31, 2004 and December 31, 2005, or during any subsequent interim period prior to its appointment as Forest’s auditor regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Forest’s consolidated financial statements, and neither a written report was provided to Forest nor oral advice was provided that Ernst & Young concluded was an important factor considered by Forest in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in

Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Forest has requested that Ernst & Young review this Current Report on Form 8-K and provided Ernst & Young with the opportunity to furnish a letter addressed to the Securities and Exchange Commission containing any new information, clarification of Forest’s views, or the respects in which it does not agree with Forest’s statements.   Ernst & Young has advised Forest that it has reviewed this Form 8-K and has no basis on which to submit a letter in response to Item 304 of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description
16.1	Letter from KPMG LLP dated August 16, 2006 addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: August 17, 2006	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit No.	Description
16.1	Letter from KPMG LLP dated August 16, 2006 addressed to the Securities and Exchange Commission